News Release
Contact: Paul Goodson, Associate Vice President of Investor Relations
866.475.0317 x2271
investorrelations@bridgepointeducation.com

Bridgepoint Education Reports Second Quarter 2014 Results
SAN DIEGO, (August 7, 2014) - Bridgepoint Education (NYSE:BPI), a provider of postsecondary education services, announced today its results for the three and six months ended June 30, 2014.

Highlights for the second quarter ended June 30, 2014, are as follows:

•	Total student enrollment at period end was 61,117.

•	Revenue was $171.5 million compared with $193.5 million for the same period in 2013.

•	Operating income was $22.4 million compared with $19.1 million for the same period in 2013.

•	Net income was $13.0 million compared with $12.1 million for the same period in 2013.

•	Fully diluted earnings per share was $0.28 compared with $0.22 for the same period in 2013.

Student Enrollment
Total student enrollment at Bridgepoint Education's academic institutions, Ashford University and University of the Rockies, was 61,117 students at June 30, 2014, compared with 71,685 students at the end of the second quarter of 2013.
The twelve-month retention for students who started in the second quarter of 2013 was 65.6% as measured in the second quarter of 2014. The twelve-month retention for students who started in the second quarter of 2012 was 61.2% as measured in the second quarter of 2013.
Financial Results
Revenue for the second quarter of 2014 was $171.5 million, compared with revenue of $193.5 million for the same period in 2013. Revenue for the six months ended June 30, 2014, was $328.8 million, compared to $406.5 million for the same period in 2013.
Operating income for the second quarter of 2014 was $22.4 million compared with operating income of $19.1 million for the same period in 2013. Operating income for the six months ended June 30, 2014 was $14.6 million compared to $58.8 million for the same period in 2013.
Net income for the second quarter of 2014 was $13.0 million compared with net income of $12.1 million for the same period in 2013. Net income for the six months ended June 30, 2014 was $8.6 million compared to $36.8 million for the same period in 2013.
Fully diluted earnings per share for the second quarter of 2014 was $0.28 compared with $0.22 for the same period in 2013. The results for the second quarter of 2013 included a pre-tax charge of $5.9 million for severance, which had an impact on second quarter earnings equal to $0.06 per diluted share, which was not replicated in 2014. Fully diluted earnings per share for the six months ended June 30, 2014, was $0.19 compared with $0.66 for the same period in 2013.
The Company's effective tax rate for the second quarter of 2014 was 44.0%.

Balance Sheet and Cash Flow
As of June 30, 2014, the Company had cash, restricted cash, cash equivalents and marketable securities of $342.0 million, compared with $356.4 million as of December 31, 2013. The Company used $3.8 million of cash in operating activities in the six months ended June 30, 2014, compared with generating $38.7 million for the same period in 2013.
Earnings Conference Call and Webcast
Bridgepoint Education will host a conference call at noon ET (9:00 a.m. PT) today to discuss its latest financial results and recent highlights. The dial-in number for callers in the United States / Canada is 866-859-7412, and for other callers, 856-452-0684. The access code for all callers is 80721216. A live webcast will also be available on the Company's website at http://ir.bridgepointeducation.com.
A replay of the call will be available via telephone through August 14, 2014. To access the replay, dial 855-859-2056 in the United States / Canada and for other callers, 404-537-3406; then enter the access code 80721216.
About Bridgepoint Education

Bridgepoint Education, Inc. (NYSE:BPI) improves the way individuals learn. By harnessing creativity, knowledge and proprietary technologies, such as Constellation® and Waypoint®, Bridgepoint Education has re-engineered the modern student experience with innovative solutions that advance learning. Its academic institutions - Ashford University and University of the Rockies - embody the contemporary college experience. Ashford University offers associate's, bachelor's and master's degree programs while University of the Rockies offers master's and doctoral degree programs. Both provide progressive online platforms, as well as traditional campuses located in Iowa (Ashford University), and Colorado (University of the Rockies). For more information about Bridgepoint Education, call Paul Goodson, Associate Vice President of Investor Relations at 866.475.0317 x2271.
Forward-Looking Statements

This news release may contain forward-looking statements. These statements involve risks and uncertainties, and the Company's actual performance may differ materially from those expressed in or suggested by such statements. Risks and uncertainties include, without limitation:

•	any statements regarding enrollments and student retention;

•	our ability to successfully remediate the control deficiencies that constitute the material weaknesses in our internal controls;

•	Ashford University's ability to successfully operate as an accredited institution subject to the requirements of the California Bureau for Private Postsecondary Education;

•	the risk that the results of the Company’s investments and related enhancements may be different than currently anticipated;

•
failure to comply with the extensive regulatory framework applicable to the Company and its institutions, including Title IV of the Higher Education Act and its regulations, state laws and regulatory requirements, and accrediting agency requirements;

•	adverse regulatory or legislative changes affecting the Company's institutions;

•	the imposition of fines or other corrective measures against the Company or its institutions;

•	competition in the postsecondary education market and its potential impact on the Company's market share and recruiting costs; and

•	reputational and other risks related to potential compliance audits, regulatory actions, negative publicity or service disruptions.

More information on potential factors that could affect the Company's performance is included from time to time in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company's periodic reports filed with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 17, 2014, and amended on August 1, 2014, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, to be filed with the SEC. Forward-looking statements are made on the basis of management's views and assumptions regarding future events and business performance as of the time the statements are made, and the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, except as required by law.

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue	$171,522	$193,470	$328,792	$406,456
Costs and expenses:
Instructional costs and services	76,853	99,603	159,934	196,631
Admissions advisory and marketing	55,518	57,582	121,296	115,125
General and administrative	16,737	17,152	33,006	35,891
Total costs and expenses	149,108	174,337	314,236	347,647
Operating income	22,414	19,133	14,556	58,809
Other income, net	712	748	1,079	1,585
Income before income taxes	23,126	19,881	15,635	60,394
Income tax expense	10,171	7,767	7,010	23,613
Net income	$12,955	$12,114	$8,625	$36,781
Earnings per share:
Basic	$0.29	$0.22	$0.19	$0.68
Diluted	0.28	0.22	0.19	0.66
Weighted average number of common shares outstanding used in computing earnings per share:
Basic	45,233	54,136	45,066	54,132
Diluted	46,503	55,634	46,524	55,488

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$150,490	$212,526
Restricted cash	32,628	36,946
Investments	81,130	65,901
Accounts receivable, net	25,881	22,953
Student loans receivable, net	925	1,043
Deferred income taxes	16,734	16,683
Prepaid expenses and other current assets	23,405	21,563
Total current assets	331,193	377,615
Property and equipment, net	88,694	91,425
Investments	77,752	41,062
Student loans receivable, net	10,447	11,785
Goodwill and intangibles, net	26,232	26,878
Deferred income taxes	18,502	18,507
Other long-term assets	2,654	2,740
Total assets	$555,474	$570,012
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,029	$5,195
Accrued liabilities	46,531	54,290
Deferred revenue and student deposits	112,404	132,791
Total current liabilities	162,964	192,276
Rent liability	22,493	23,927
Other long-term liabilities	9,693	9,271
Total liabilities	195,150	225,474
Total stockholders' equity	360,324	344,538
Total liabilities and stockholders' equity	$555,474	$570,012

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities
Net income	$8,625	$36,781
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for bad debts	12,921	24,403
Depreciation and amortization	11,972	10,338
Amortization of premium/discount	(89)	2,165
Stock-based compensation	5,058	7,443
Excess tax benefit of option exercises	(986)	—
Loss on impairment of student loans receivable	1,189	292
Loss on disposal of fixed assets	52	—
Changes in operating assets and liabilities:
Restricted cash	4,518	6,451
Accounts receivable	(15,755)	(13,222)
Prepaid expenses and other current assets	(1,766)	(4,110)
Student loans receivable	480	3
Other long-term assets	86	801
Accounts payable and accrued liabilities	(8,842)	5,400
Deferred revenue and student deposits	(20,292)	(39,996)
Other liabilities	(1,012)	1,975
Net cash provided by (used in) operating activities	(3,841)	38,724
Cash flows from investing activities
Capital expenditures	(6,203)	(6,778)
Purchases of investments	(72,426)	(26,689)
Restricted cash	(200)	—
Capitalized costs for intangible assets	(2,112)	(2,353)
Sales and maturities of investments	20,000	109,916
Net cash provided by (used in) investing activities	(60,941)	74,096
Cash flows from financing activities
Proceeds from exercise of stock options	2,964	183
Excess tax benefit of option exercises	986	—
Proceeds from the issuance of stock under employee stock purchase plan	—	604
Tax withholdings on issuance of restricted stock	(1,204)	—
Net cash provided by financing activities	2,746	787
Net increase (decrease) in cash and cash equivalents	(62,036)	113,607
Cash and cash equivalents at beginning of period	212,526	208,971
Cash and cash equivalents at end of period	$150,490	$322,578